ARTICLES OF INCORPORATION

1.     Name  of  corporation:
       Alpha  Publishing,  Inc.

2. The classes and any maximum number of shares that the corporation is authorized to issue:
       See  Schedule  A  attached.

3.     Restrictions  on  share  transfers  (if  any):
       None

4. Number or minimum and maximum number of directors that the corporation may have:
       Minimum  -  3     Maximum  -  9

5. If the corporation is restricted from carrying on a certain business, or restricted to carrying on a certain business, specify the restrictions:
       Not  applicable

6.     Other  rules  or  provisions  (if  any):
       The  corporation  is  a  distributing  corporation.

7.     Date:     1996          04             09
                 ----          --             --
                 Year         Month           Day

Incorporators  Names:  Address  (including  postal  code)      Signature

Gregory  R.  Harris    Suite  500,  630  4th  Ave.  S.W.   /s/ Gregory R. Harris
                       Calgary,  Alberta  T2P  0J9

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